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                                                                  (Exhibit 23.2)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Registration Statement File Nos. 33-11117, 33-32527, 33-41374, 33-50438, 33-51447, 33-61335, 33-62283, 333-01667, 333-02137, 333-24869,
333-47583, 333-62661, 333-75235, 333-85051, 333-48434, 333-37390,
333-00843 and 333-85133) of International Paper Company of our report dated February 5, 1999, relating to the financial statements and financial statement schedule of Union Camp Corporation, which report appears in this Form 10-K.


PricewaterhouseCoopers LLP
New York, New York
March 23, 2001